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                                    EXHIBIT A
                  (OPINION RE: LEGALITY AND CONSENT OF EXPERTS)
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                        FROHLING, HUDAK & MCCARTHY, P.C.
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                            P.O. BOX 22888
       SUITE 200                                                NEWARK, NJ 07101
 ROSELAND, NJ 07068                                              (201) 622-2800
    (201) 226-4600
  FAX (201) 226-0969                                            Please Reply to:

                                                                  X   Roseland
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                                                                      Newark
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                                    EXHIBIT A

                                                                    June 2, 1997

Securities & Exchange Commission
450 Fifth St., NW
Washington, DC 20549

         Re:      Wasatch International Corporation
                  Registration on Form S-8 POS, Amendment No: 1.

Dear Sirs:

         We are securities counsel to Wasatch International Corporation, a Nevada corporation (the "Company"). We are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 5,000,000 shares of Common Stock, $.001 par value, of the Company which may be issued from time to time pursuant to the terms of the Company's Stock Plan and certain other individual plans.

         We have examined such instruments, documents and records, which we deem relevant and necessary in order for us to render the opinion below. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the 5,000,000 shares of common stock which may be issued are duly authorized shares of the Company's Common Stock, and when issued shall be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                    Very truly yours,




                                    By: /s/ FROHLING, HUDAK & MCCARTHY, P.C.
                                       --------------------------------------
                                        FROHLING, HUDAK & MCCARTHY, P.C.


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